SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 22, 2003

Princeton Video Image, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware

000-23415

22-3062052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Princess Road, Lawrenceville, New Jersey		08648
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (609) 912-9400

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Item 5.    Other Events.

A.            Monthly Operating Report

Princeton Video Image, Inc. (“PVI”) is required to file with the Office of the United States Trustee in the District of New Jersey monthly operating reports.  On September 22, 2003, PVI filed its monthly operating report for the period from August 1, 2003 to August 31, 2003 (the “Monthly Operating Report”).  The Monthly Operating Report is attached as an exhibit to this Current Report on Form 8-K.

The Monthly Operating Report contains financial statements and other financial information that has not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments. The Monthly Operating Report is in a format prescribed by applicable bankruptcy laws (and in particular contains information of PVI but not of PVI and its subsidiaries on a consolidated basis) and should not be used for investment purposes. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

The Monthly Operating Report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  Actual results may differ materially from those anticipated as a result of various risks and uncertainties, including, but not limited to, those described in PVI’s reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (the “SEC”) and the following: PVI’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding or to confirm a plan of liquidation and the uncertainty associated with motions by third parties in the bankruptcy proceeding.

PVI has submitted a written request to the SEC for permission to file monthly operating reports in lieu of the quarterly and annual reports it would otherwise be required to file pursuant to the Exchange Act during the pendency of the bankruptcy proceedings.  PVI does not expect to file such reports while this request is pending before the SEC.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits.

99.1         Monthly Operating Report of Princeton Video Image, Inc. for the period August 1, 2003 to August 31, 2003

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Princeton Video Image, Inc.

	By:	/s/ James Green
James Green
President

Dated: October 3, 2003